Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of this 27th day of October, 2011 is made by and among LabStyle Innovations Corp., a Delaware corporation, (the “Company”), each founding stockholder of the Company (as set forth on the signature pages hereto) who is signatory hereto (the “Founding Stockholders”), certain affiliates (the “Placement Agent Parties”) of Spencer Trask Ventures, Inc. (the “Placement Agent”), certain other shareholders of the Company (the “Other Stockholders”) who are signatory hereto, and each purchaser of Common Stock (as defined below) who is or who becomes a signatory hereto in connection with the Offering (as defined below) (each individually, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Founding Stockholders, the Placement Agent Parties and the Other Stockholders are the stockholders of the Company as of the date hereof;

WHEREAS, the entry into this Agreement by the parties hereto is a condition to closing of the Company’s offering (for which the Placement Agent is acting as placement agent) of units consisting of up to an aggregate of 3,000,000 shares of the Common Stock and Warrants to purchase a like number shares of Common Stock, in each case upon the terms set forth in the Company’s Confidential Private Placement Memorandum, dated September 8, 2011, as the same may be amended or supplemented from time to time (the “Memorandum”); and

WHEREAS, the Company, the Placement Agent, the Founding Stockholders, the Placement Agent Parties, the Other Stockholders and the Purchasers desire to provide for certain aspects of the conduct of the affairs of the Company, to regulate the transfer of equity securities held by the Placement Agent Parties, the Other Stockholders, the Purchasers and the Founding Stockholders, and to define certain of their rights and obligations with respect to the operation of the Company on the terms specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings. All other capitalized terms are defined elsewhere in this Agreement.

“Affiliate” shall mean, with respect to any non-individual Purchaser, any person or entity that, directly or indirectly, controls or is controlled by or is under common control with such Purchaser. As used in this definition “control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership interests, and/or other equity or voting interests, by contract or otherwise).

“Board of Directors” shall mean the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Closing” shall refer to any closing of the purchase and sale of units consisting of Common Stock and Warrants in the Offering.

“Commission” shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Equity Securities” shall mean shares of Common Stock, preferred stock, warrants, convertible notes and any other securities of the Company, either in their own right or issued in exchange for, upon conversion or in substitution of, or otherwise in respect of such securities.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

“Fair Market Value” means with respect to any non-cash consideration, the fair market value of such non-cash consideration as determined in good faith by the Board of Directors.

“Family Group” shall mean, with respect to any Purchaser who is an individual, (i) such Purchaser’s spouse, former spouse, descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively “relatives”), or (ii) the trustee, fiduciary or personal representative of such Purchaser or any trust solely for the benefit of such Purchaser and/or such Purchaser’s relatives.

“Final Closing” shall refer to the final closing of the purchase and sale of units consisting of Common Stock and Warrants in the Offering.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Liquidity Event” shall mean (i) the consummation of any merger, consolidation or similar business combination of the Company with any other entity other than an affiliate of the Company and pursuant to which (A) the Company is not the surviving entity or (B) the stockholders of the Company immediately before such transaction or series of related transactions own less than fifty (50%) percent of the voting power of the surviving (or consolidated entity) immediately after such transaction, (ii) the consummation of any sale of all or substantially all of the outstanding capital stock of the Company by the holders thereof (other than pursuant to internal reorganizations), (iii) the consummation of any sale of all or substantially all of the assets of the Company, or (iv) the consummation of any bona fide offer by a third party or Group of related parties, subject to customary conditions and approved by the Board of Directors, to purchase all or substantially all of the outstanding securities of the Company held by the Purchasers.

“Memorandum” shall have the meaning set forth in the recitals hereto.

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“Offering” shall mean the Company’s minimum $500,000 and maximum $2,000,000 (with an over-allotment option of $1,000,000) offering of units consisting of shares of Common Stock and Warrants as described in and made pursuant to the Memorandum.

“Permitted Transferee” shall mean, with respect to each party hereto: (i) in the case of any individual, transferees who receive shares pursuant to applicable laws of descent and distribution and members of such party’s Family Group and (ii) in the case of a non-individual, such party’s Affiliates.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Pro Rata Portion” means, for the purposes of Section 9 hereof, with respect to the Transferring Holder or any Tag-Along Participant, with respect to any proposed Transfer, on the applicable Transfer date, the number of Equity Securities equal to the product of: (i) the total number of Equity Securities to be Transferred to the proposed Transferee and (ii) the fraction determined by dividing (A) the total number of Equity Securities owned by such Transferring Holder or Tag-Along Participant (as applicable) as of such date plus the number of Equity Securities owned by all Affiliate Tag-Along Assignors of such Person by (B) the total number of Equity Securities owned by the Transferring Holder and all Tag-Along Participants and their respective Affiliate Tag-Along Assignors as of such date;

“Public Sale” shall mean any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Purchaser” shall mean each individual or entity who executes the omnibus signature page to the Subscription Agreement and this Agreement; provided, however, that the Company may reject any submission in whole or in part from any individual or entity for any reason in the Company’s sole discretion.

“Qualified IPO” shall mean: (i) the receipt of the Company of gross cash proceeds of at least $5,000,000 from the closing of a firmly underwritten public offering of the Common Stock or (ii) the declaration of effectiveness of the Registration Statement by the Commission.

“Registration Statement” means a registration statement meeting the requirements set forth in Annex A attached hereto and covering the resale by the Purchasers of their Equity Securities.

“Rule 144” shall mean Rule 144 (or any other rule permitting public sale without registration) promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“Subscription Agreement” shall mean the Subscription Agreement between the Company and each Purchaser that is executed in connection with the Offering.

“Transfer” shall mean any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, gift, donation, assignment, pledge, hypothecation, delivery or other disposition by a Purchaser of Equity Securities, but shall not include any redemption or repurchase of Equity Securities by the Company.

“Transferred” shall mean any change in ownership by means of a Transfer.

“Transferee” means any Person to whom any Purchaser or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of directors.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at a Closing in accordance with the Subscription Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Restrictive Legend Requirements. Each certificate representing any shares of Equity Securities shall, except as otherwise provided in this Section 2 or in Section 3 hereof, bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

IN ADDITION, THE TRANSFER OR SALE OF THIS SECURITY IS SUBJECT TO THE TERMS OF THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF ______________________, 2011, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

A certificate shall not bear the legend set forth above (or any portion thereof) if, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

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3. General Restrictions on Transfer.

(a) Any party hereto may Transfer Equity Securities only (i) in a Public Sale or, subject to Section 3(d) hereof, to a Permitted Transferee and (ii) pursuant to a valid exemption from registration under the Securities Act, provided that the party complies with this Section 3 and Sections 9 and 10 hereof.

(b) Except as expressly provided for in this Agreement, all Transfers of Equity Securities by a party hereto or such party’s successors and assigns shall be subject to the prior written approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed that it shall not be unreasonable for the Company to refuse any purported Transfer that would cause the Company to lose its exemption from registration under Section 12(g) of the Exchange Act or would otherwise violate any law, rule or regulation or subject the Company or its stockholders (other than the Transferring Stockholder) to any material adverse consequence (e.g., taxation, regulatory scrutiny, etc.). Prior to any proposed Transfer of any Equity Securities, the holder thereof shall give written notice (a “Transfer Notice”) to the Company of its intention to effect such Transfer, and the Company shall deliver a copy of such Transfer Notice to the Placement Agent within ten (10) Business Days of its receipt thereof. Each such Transfer Notice shall describe the manner of the proposed Transfer, any consideration to be paid to the transferring party and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws. Each certificate representing any Equity Securities transferred as provided above shall bear the legends set forth in Section 2 hereof, except that such certificate shall not bear such legend (or any portion thereof) if: (i) such Transfer is in accordance with the provisions of Rule 144 or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a Public Sale without registration under the Securities Act. The restrictions provided for in this Section 3(b) shall not apply to securities which are not required to bear the legend prescribed by Section 2 hereof in accordance with the provisions of that Section.

(c) If any Transfer of Equity Securities is made or suffered by any Purchaser without the giving of a Transfer Notice required by this Agreement, such purported Transfer shall be, to the extent permitted by law, void. Further, if any Equity Securities are the subject of a Transfer not in accordance with the terms and conditions of this Agreement, such Transfer shall be, to the extent permitted by law, void ab initio. In enforcing this provision, the Company may, to the extent permitted by law, hold and refuse to transfer any Equity Securities or any certificate therefor tendered to it for transfer in addition to, and without prejudice to, any and all other rights or remedies which may be available to it.

(d) In each case of a Transfer to a Permitted Transferee, such Permitted Transferee shall agree, as a precondition to any such Transfer, to take such shares subject to and to be fully bound by the terms of this Agreement with respect to shares Transferred by executing and delivering a joinder to this Agreement (in a form provided by the Company) to the Company prior to the effectiveness of such Transfer (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such executed joinder shall be delivered as soon as reasonably possible after such Transfer). Any Transfer to a Permitted Transferee not made in compliance with this Section 3(d) shall be void ab initio.

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(e) Notwithstanding subsections (a) through (d) above and subsection (f) below, from the date hereof until the earlier of (i) the first anniversary of the Final Closing and (ii) 180 days following the closing of a Qualified IPO (or, if permitted by the lead managing underwriter, sooner), the Founding Stockholders shall not, without the Company’s and Placement Agent’s joint prior written consent (which consent shall not be unreasonably withheld), conduct or effect a Transfer.

(f) Subject to the terms and conditions of Annex A attached hereto, the restrictions provided for in subsections (a) through (d) above shall expire upon the consummation of a Qualified IPO.

4. Right of Participation in Proposed Issuances.

(a) In the event the Company, at any time after the date hereof and until the two (2) year anniversary of the Final Closing proposes to issue, in a private placement transaction (a “Proposed Issuance”), any capital stock, options, warrants or other rights to purchase any capital stock, or any securities convertible into or exchangeable for any capital stock (the “Dilutive Securities”), each of the Purchasers shall have the right to subscribe for and purchase, on the same terms and conditions as the Proposed Issuance, up to such amount of Dilutive Securities (the “Pro Rata Share”) as shall equal (A) the sum of (a) the number of shares of Common Stock outstanding, on an “as-if converted” basis, immediately prior to the issuance of the Dilutive Securities, plus (b) the number of shares of the Dilutive Securities proposed to be issued multiplied by (c) Purchaser’s Ownership Percentage (as defined in this Section 4(a)), and minus (B) the number of shares of Common Stock owned by such Purchaser, on an as-if converted basis with respect to such person, immediately prior to the issuance of the Dilutive Securities. In addition, in the event that the Dilutive Securities are not fully subscribed by all Purchasers (the “Unsubscribed Dilutive Securities”), each of Purchasers shall have the right to subscribe for and purchase the Unsubscribed Dilutive Securities on a pro-rata basis. As used herein, any reference to capital stock on an “as-if converted” basis shall mean all shares of Common Stock outstanding, plus shares of Common Stock issuable upon conversion or exercise of outstanding convertible debt, warrants and/or other equity securities. The Purchaser’s “Ownership Percentage” shall be equal to the number of shares of Common Stock owned by such Purchaser, on an as-if converted basis, immediately prior to the issuance of the Dilutive Securities, divided by the number of shares of Common Stock of the Company outstanding, on an as-if converted basis, immediately prior to the issuance of the Dilutive Securities. Dilutive Securities shall not include issuances of securities by the Company: (i) in connection with a stock dividend or upon any subdivision of shares of the Company’s capital stock in the event that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of the Company’s capital stock; (ii) pursuant to subscriptions, warrants, options, convertible securities, convertible notes or other rights that are disclosed in the Memorandum, (iii) pursuant to the issuance of options, or upon the exercise thereof, under any existing stock option plan or stock purchase plan adopted by the Company, or any similar plan that is later approved by the Board of Directors, not to exceed twenty (20%) percent of the Company’s capital stock on an as-if converted basis after giving effect to the Offering; (iv) pursuant to the exercise of warrants issued to the Placement Agent or its designees in connection with the Offering or the shares issuable upon exercise thereof; (v) in connection with the acquisition of any other corporation by merger, purchase of another entity’s capital stock or assets or a similar transaction that has been approved by the Board of Directors; (vi) in connection with equity issuances to strategic investors or commercial or collaborative partners (provided the primary purpose of such issuance is not the raising of capital), or financial institutions, lessors or vendors that are unrelated third parties in connection with a bona fide provision of credit or services to the Company, equipment financing or similar transactions approved by the Board of Directors; (vii) in connection with a Liquidity Event; and (viii) in connection with a Qualified IPO.

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(b) At least ten (10) Business Days prior to any Proposed Issuance of Dilutive Securities, the Company shall give written notice to each Purchaser (the “PR Notice”). The PR Notice shall state: (i) the date of the Proposed Issuance; (ii) the terms of the Proposed Issuance, including price and date that payment for the Dilutive Securities must be made; (iii) the number of Dilutive Securities to be issued and the number of Dilutive Securities which such Purchaser is entitled to purchase; and (iv) the date (which shall be at least ten (10) Business Days following the effective date of such PR Notice) by which such Purchaser is required to accept the Company’s offer to purchase his respective portion of the Dilutive Securities (the “Acceptance Date”). If, subsequent to the Company giving the PR Notice to each Purchaser, the terms and conditions of the Proposed Issuances are changed, modified or amended, the Company shall provide a new PR Notice to each Purchaser. Each Purchaser shall have the right to purchase its Pro Rata Share of the Dilutive Securities at the price and terms set forth in the new PR Notice. The Placement Agent shall assist the Company in providing PR Notices to and communicating with Purchasers in connection with the matters described in this Section 4.

(c) Each Purchaser may accept the Company’s offer to purchase its Pro Rata Share of the Dilutive Securities (and, if so indicated in writing by the Purchaser, its proportionate share of any Unsubscribed Dilutive Securities) at the price and terms set forth in the PR Notice by sending written notice to the Company (the “Acceptance Notice”) at any time prior to the Acceptance Date. The Purchaser’s failure to send the Acceptance Notice by the Acceptance Date shall constitute a rejection of the Company’s offer to purchase such Purchaser’s respective portion of the Dilutive Securities or Unsubscribed Dilutive Securities. Each Purchaser shall pay for the full amount for the Dilutive Securities or Unsubscribed for Dilutive Securities (as the case may be) purchased on or before the date specified in the PR Notice. The Company shall issue to such Purchaser certificates representing the Dilutive Securities or Unsubscribed for Dilutive Securities purchased within five (5) Business Days of the closing of their sale.

(d) The Company shall be free at any time prior to ninety (90) days after the date of the Acceptance Date to offer and sell to any third party or parties the number of such securities not purchased by Purchasers at a price and on payment terms no less favorable to the Company than those specified in the PR Notice. However, if such third party sale or sales are not consummated within such 90 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with the provisions of this Section 4.

(e) Each Purchaser’s right of participation in a Proposed Issuance set forth in this Section 4 may not be assigned or transferred, except that (i) such right is assignable by each Purchaser to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser, and (ii) such right is assignable between and among any of Purchasers.

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(f) Each Purchaser’s right of participation in a Proposed Issuance set forth in this Section 4 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specific period of time or indefinitely), amended, discharged or terminated by the written consent of such Purchaser.

(g) In the event that a Purchaser fails to purchase its full Pro Rata Share of Dilutive Securities in any Proposed Issuance, then such Purchaser shall not be entitled to any further rights thereafter under this Section 4 for such Proposed Issuance or any closing thereof. Notwithstanding the foregoing, a Purchaser shall have the right to participate in subsequent Proposed Issuances pursuant to this Section 4.

5. Placement Agent Director Rights.

(a) Each of the Purchasers acknowledges and agrees that, for a period of two (2) years from the first Closing of the Offering, the Placement Agent will be entitled to nominate for election to the Board of Directors one (1) director (the “Placement Agent Director”), which shall initially be Adam Stern. The Company shall take all necessary and desirable actions within its control, including, without limitation, calling stockholders’ and directors’ meetings, and each Founding Stockholder, Placement Agent Party, Other Stockholder and Purchaser shall vote the Equity Securities owned by him, her or it, or over which he, she or it has voting control at any stockholders’ meeting or execute proxies, consents or other documents or agreements in order to act by written consent with respect to such Equity Securities, and shall take all other reasonably necessary actions within such person’s control (whether in such person’s capacity as a stockholder, director, member of a committee of the Board of Directors or officer of the Company or otherwise, and including attendance at the Board of Directors’ and/or stockholders’ meetings in person or by proxy for purposes of attaining a quorum and execution of written consents in lieu of meetings) in order to cause:

(i)                 the election to the Board of Directors of the Placement Agent Director until his/her successor has been designated as provided for herein, so approved, duly elected and qualified;

(ii)               the removal of the Placement Agent Director (with or without cause) at the written request of the Placement Agent or as otherwise provided for in the Company’s Certificate of Incorporation or Bylaws; and

(iii)             the election to the Board of Directors of an individual designated by the Placement Agent to fill any vacancy created in the event that the Placement Agent Director for any reason ceases to serve as a member of the Board of Directors during such member’s term of office.

(b) In the event that the Placement Agent Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by the Placement Agent. The Founding Stockholders, the Other Stockholders and Purchasers agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Board of Directors.

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(c) Any designee elected pursuant to this Section 5 shall hold office until his or her successor shall have been duly designated, elected and qualified or he or she shall have been earlier removed from such office pursuant to the terms hereof.

(d) In the event that Adam Stern is not then serving as the Placement Agent Director, the Company shall provide the Placement Agent with at least fifteen (15) Business Days’ prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. The Placement agent shall give written notice to the Company, no later than ten (10) Business Days prior to such mailing, of the persons designated pursuant to Section 5(a) hereto as nominees for election as directors. The Company agrees to nominate and recommend for election as the Placement Agent Director only the individual(s) designated, or to be designated, pursuant to Section 5(a). If the Placement Agent shall fail to give notice to the Company as provided above, it shall be deemed that the designee then serving as a director shall be the designees for reelection.

(e) The Placement Agent Director shall be entitled to the same indemnification and director compensation (if any) as any other director of the Company and shall be subject to removal on the same terms as any other director of the Company.

6. Intentionally Omitted.

7. Intentionally Omitted.

8. Information. Until the earlier of a Qualified IPO or the fifth (5th) anniversary of the Closing, the Company shall deliver to the Placement Agent and the Purchasers (i) annual audited financial statements setting forth fairly the financial position of the Company, (ii) quarterly unaudited financial statements including both a balance sheet and statement of income (with year over year quarterly comparisons), (iii) a quarterly report of the progress and status of the Company and (iv) an annual report setting forth clearly the financial position and outlook of the Company; provided, that such report need not contain information reasonably deemed confidential by the Board of Directors. In addition the Company shall deliver to the Placement Agent a copy of a list of its stockholders as and when so requested; provided, that such information shall only be used in connection with the Company.

9. Tag Along Rights.

(a) In the event of a proposed Transfer (other than a Transfer to a Permitted Transferee, to which this Section 9 shall not apply) of Equity Securities by any of David Weintraub, Strategic Models, LLC (or its Affiliates, including Oren Fuerst), Shilo Ben Zeev, Meir Plevinski or Dov Oppenheim, each a Founding Stockholder (in this context, a “Transferring Holder”), each party hereto (other than the Transferring Holder) shall have the right to participate in such Transfer on the same terms and conditions and for the same per Equity Security consideration as the Transferring Holder in the Transfer in the manner set forth in this Section 9. Prior to any such Transfer, the Transferring Holder shall deliver to the Company the Transfer Notice, which the Company will forward to the other parties hereto (other than the Transferring Holder) (such parties, in this context, the “Tag-Along Participants”) within 5 days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of shares of Equity Securities proposed to be Transferred (the “Transferred Securities”) and the percentage (the “Tag Percentage”) that such number of shares of Equity Securities constitute of the total number of shares of Equity Securities owned by such Transferring Holder, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the Fair Market Value thereof, and (iv) the other material terms and conditions of the proposed transfer, including the proposed transfer date (which date may not be less than 35 days after delivery to the Tag-Along Participants of the Transfer Notice). The Placement Agent shall assist the Company in providing Transfer Notices to and communicating with the Placement Agent Parties, the Other Stockholders and the Purchasers in connection with the matters described in this Section 9. Such Transfer Notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities, which offer may be conditioned upon the consummation of the sale by the Transferring Holder, or the most recent drafts of the purchase and sale documentation between the Transferring Holder and the Transferee which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 9.

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(b) Each Tag-Along Participant may elect to participate in the proposed Transfer to the proposed Transferee identified in the Transfer Notice by giving written notice to the Company and to the Transferring Holder within the 15 day period after the delivery of the Transfer Notice to such Tag-Along Participant, which notice shall state that such Tag-Along Participant elects to exercise its rights of tag-along under this Section 9 and shall state the maximum number of shares sought to be Transferred (which number may not exceed the product of (i) all such Shares owned by such Tag-Along Participant plus the number of Shares owned by any Affiliate Tag-Along Assignor of such Tag-Along Participant, multiplied by (ii) the Tag Percentage). As used in this Agreement, the term “Affiliate Tag-Along Assignor” with respect to any party, shall mean an Affiliate of such party or, in the case of any member of a Group, any other member of such Group that, in each case, shall have waived, by means of written notice to the Company and the Transferring Holder, its tag-along rights pursuant to this Section 9 with respect to the applicable Transfer in favor of such Purchaser. Each Tag-Along Participant shall be deemed to have waived its right of tag-along with respect to the Transferred Securities hereunder if it fails to give notice within the prescribed time period. The proposed Transferee of Transferred Securities will not be obligated to purchase a number of Equity Securities exceeding that set forth in the Transfer Notice, and in the event such Transferee elects to purchase less than all of the additional Equity Securities sought to be Transferred by the Tag-Along Participants, the number of Equity Securities to be Transferred by the Transferring Holder and each such Tag-Along Participant shall be reduced so that each such Purchaser is entitled to sell its Pro Rata Portion of the number of Equity Securities the proposed Transferee elects to purchase (which in no event may be less than the number of Transferred Securities set forth in the Transfer Notice).

(c) Each Tag-Along Participant, if it is exercising its tag-along rights hereunder, shall deliver to the Transferring Holder at the closing of the Transfer of the Transferring Holder's Transferred Securities to the Transferee certificates representing the Transferred Securities to be Transferred by such holder, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Purchaser participating in a sale pursuant to this Section 9 shall receive consideration in the same form and per share amount after deduction of such Purchaser’s proportionate share of the related expenses. Each party hereto participating in a sale pursuant to this Section 9 shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Transferring Holder so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each party hereto; provided, that any general indemnity given by the Transferring Holder, applicable to liabilities not specific to the Transferring Holder, to the Transferee in connection with such sale shall be apportioned among the Tag-Along Participants participating in a sale pursuant to this Section 9 according to the consideration received by each such party and shall not exceed such party’s net proceeds from the sale; and provided, further, that any representation relating specifically to a party and/or its ownership of the Equity Securities to be Transferred shall be made only by that Tag-Along Participant. The fees and expenses incurred in connection with a sale under this Section 9 and for the benefit of all Tag-Along Participants (it being understood that costs incurred by or on behalf of a particular Tag-Along Participant for his, her or its sole benefit will not be considered to be for the benefit of all parties), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Tag-Along Participants on a pro rata basis, based on the consideration received by each Tag-Along Participant in respect of its Equity Securities to be Transferred; provided that no Tag-Along Participant shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 9 (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required approvals of governmental or administrative entities and other required approvals, and the Company and the Tag-Along Participants shall use their respective commercially reasonable efforts to obtain such approvals.

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(d) If the Transferring Holder sells or otherwise Transfers to the Transferee any of its Equity Securities in breach of this Section 9, then each Tag-Along Participant shall have the right to sell to each Transferring Holder, and each Transferring Holder undertakes to purchase from each Tag-Along Participant, the number of Equity Securities that such Tag-Along Participant would have had the right to sell to the Transferee pursuant to this Section 9, for a per Equity Security amount and form of consideration and upon the terms and conditions on which the Transferee bought such Equity Securities from the Transferring Holder, but without any indemnity being granted by any Tag-Along Participant to the Transferring Holder; provided that nothing contained in this Section 9(d) shall preclude any Purchaser from seeking alternative remedies against any such Transferring Holder as a result of its breach of this Section 9.

(e) The provisions of this Section 9 shall expire upon the consummation of a Qualified IPO.

10. Drag Along Right.

(a) If one or more parties or Groups of parties signatory hereto propose to Transfer all of their Equity Securities, representing more than 50% of the Voting Securities of the Company, and, for so long as such a Transfer requires any approval hereunder, such Transfer has been so approved, then if the party(s) Transferring such Equity Securities (the “Section 10 Transferring Holder(s)”) exercise their drag-along rights set forth in this Section 10, each other party hereto (in this context, each, a “Selling Holder”) shall be required to sell all of the Equity Securities held by it of the same type as any of the Equity Securities to be Transferred.

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(b) The consideration to be received by a Selling Holder shall be the same form and amount of consideration per security to be received by the Section 10 Transferring Holder(s), and the terms and conditions of such sale shall be the same as those upon which the Section 10 Transferring Holder(s) sells its Equity Securities. In connection with the transaction contemplated by this Section 10 (the “Drag Transaction”), each Selling Holder will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Section 10 Transferring Holder(s) so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Selling Holder; provided, that (i) any general indemnity given to the purchaser by the Selling Holder(s), applicable to liabilities not specific to the Selling Holder, in connection with such sale shall be apportioned among the to the Selling Holders to the purchaser according to the consideration received by each Selling Holder and shall not exceed such Selling Holder’s net proceeds from the sale, (ii) that any representation relating specifically to a Selling Holder and/or its Equity Securities shall be made only by that Selling Holder, and (iii) in no event shall any Selling Holder be obligated to agree to any non-competition covenant or other similar agreement as a condition of participating in such Transfer.

(c) The fees and expenses incurred in connection with a sale under this Section 10 and for the benefit of all Section 10 Transferring Holders and Selling Holders (it being understood that costs incurred by or on behalf of a particular Selling Holder for his, her or its sole benefit will not be considered to be for the benefit of all Selling Holders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Section 10 Transferring Holders on a pro rata basis, based on the consideration received by each Section 10 Transferring Holders in respect of its Equity Securities.

(d) The Section 10 Transferring Holder(s) shall provide written notice (the “Drag Along Notice”) to each other Selling Holders of any proposed Drag Transaction as soon as practicable following its election to exercise the rights provided in Section 10(a). The Drag Along Notice shall set forth the consideration to be paid by the purchaser for the securities, the identity of the purchaser and the material terms of the Drag Transaction.

(e) If any holders of the Equity Securities of any class are given an option as to the form and amount of consideration to be received in the Drag Transaction, all holders of the Equity Securities of such class must be given the same option.

(f) Any Selling Holders whose assets (“Plan Assets”) constitute assets of one or more employee benefit plans and are subject to Part IV of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall not be obligated to sell to any Person to whom the sale of any Equity Securities would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Internal Revenue Code of 1986, as amended; provided, however, that if so requested by the Section 10 Transferring Holder(s): (i) such Selling Holder shall have taken commercially reasonable efforts to (x) structure its sale of Equity Securities so as not to constitute a non-exempt “prohibited transaction” or (y) obtain a ruling from the U.S. Department of Labor to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction” and (ii) such Selling Holder shall have delivered an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Section 10 Transferring Holder(s)) to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

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(g) Upon the consummation of the Drag Transaction and delivery by any Selling Holder of the duly endorsed certificate or certificates representing the Equity Securities held by such Selling Holder to be sold together with a stock power duly executed in blank, the acquiring Person shall remit directly to such Selling Holder, by wire transfer of immediately available funds, the consideration for the securities sold pursuant thereto.

(h) The provisions of this Section 10 shall expire upon the consummation of a Qualified IPO.

11. Intentionally Omitted.

12. Registration Rights. The Purchasers are granted the registration rights described on Annex A attached hereto and incorporated herein by reference.

13. Termination. This Agreement shall automatically terminate upon the happening of any of the following events (provided, however, that Annex A and the obligations set forth in Sections 4 and 5 hereof shall survive any such automatic termination):

(a) the bankruptcy, receivership or dissolution of the Company;

(b) the voluntary agreement by and among the Company, the Placement Agent and Purchasers holding more than fifty (50%) percent of the total number of Equity Securities held by all Purchasers on the termination date;

(c) a Qualified IPO; or

(d) the consummation of a Liquidity Event.

14. Governing Law; Arbitration of Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within such State, and without regard to the conflicts of laws principals thereof. Each of the parties hereto agrees that any dispute arising out of or in connection with this Agreement shall be resolved as outlined in this Section 14. Any parties to any such dispute shall first attempt in good faith to resolve such dispute. If, notwithstanding such efforts, such dispute is not resolved within thirty (30) days from the date written notice thereof is delivered by a party hereto, such dispute shall be settled by arbitration by, and in accordance with, the then existing rules of the American Arbitration Association (“AAA”). Hearings with regard to such dispute shall be held at the offices of the AAA in the City and County of New York and judgment upon any award rendered pursuant to this Section 14 may be entered in any court of competent jurisdiction. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding. Any such arbitration shall be had before a single arbitrator designated in accordance with the rules of the AAA. Any party to the arbitration shall be entitled to costs and expenses and reasonable attorney’s fees in the event it prevails in any claims, actions, awards or judgment under this Agreement.

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15. Miscellaneous.

(a) Entire Agreement. This Agreement and the agreements contemplated by the Memorandum with respect to the Offering constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(b) References and Interpretation. All references to “Sections” contained herein are, unless specifically indicated otherwise, references to sections of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(c) Notices. Any consent, approval, notice, request or demand required or permitted by this Agreement must be in writing and shall be deemed to have been given when actually received by the party to whom notice is sent and shall be delivered either (i) personally or (ii) by registered or certified mail, postage prepaid, (iii) by recognized overnight courier or (iv) by facsimile transmission, addressed to the parties as follows:

in the case of the Company to:

LabStyle Innovations Corp.
c/o Strategic Models, LLC
350 Fifth Avenue, 59th Floor
New York, NY 10018
Attention: Oren Fuerst
Fax Number: (646) 349-3180

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Lawrence A. Rosenbloom, Esq.
Fax Number: (646) 895-7204

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in the case of the Placement Agent, the Placement Agent Parties, and the Other Stockholders to:

Spencer Trask Ventures, Inc.
750 Third Avenue, 11th Floor
New York, NY 10017
Attention: John Heidenreich and Adam Stern
Fax Number: (212) 829-4405

with a copy (which shall not constitute notice) to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Steven D. Uslaner, Esq.
Fax Number: (212) 490-2990

in the case of any Purchaser or Founding Stockholder, at the address and/or fax number for such Purchaser or Founding Stockholder as set forth in the records of the Company.

Any party may change their address for notifications by providing proper notice to the other parties.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Purchasers and the Company and their respective successors, heirs, personal representatives and assigns, including, but not limited to, any transferee of Equity Securities as permitted hereunder.

(c) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as-if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision, as similar in terms to such illegal, invalid or unenforceable provision as may be possible, that is legal, valid and enforceable.

(d) Amendments. This Agreement may be amended at any time and from time to time, in whole or in part by an instrument in writing setting forth the particulars of such amendment duly executed by the Company, the Placement Agent and the Purchasers holding more than 50% of the total number of shares of Equity Securities held by all Purchasers at the time of such amendment.

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(e) Multiple Counterparts; Execution. This Agreement may be executed in a number of counterparts (including via the omnibus signature page described in Section 16 hereof), each of which for all purposes is to be deemed an original, and all of which constitute collectively one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Purchaser execute the same counterpart, so long as identical counterparts are executed by the Company and each Purchaser. In the event that any counterpart is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such counterpart signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(f) Enforcement. It is specifically agreed and understood that monetary damages will not adequately compensate the breach of this Agreement and this Agreement shall therefore be specifically enforceable, and any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order in accordance with the rules for such actions promulgated by the AAA. Further, each party hereto and their successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(i) Severability. It is expressly understood and agreed that, to the extent permitted by applicable law, the provisions hereof are each severable from the rest of this Agreement and shall be fully effective, operative, and enforceable even though the remainder of any part of this Agreement shall be held to be invalid or unenforceable under any circumstances.

16. Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Subscription Agreement pertaining to the issuance by the Company of the shares of Common Stock to the Purchasers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Agreement and such related agreements it is hereby agreed that the execution by Purchasers of the Subscription Agreement, in the place set forth therein, shall constitute their agreement to be bound by the terms and conditions hereof and the terms and conditions of the Subscription Agreement, with the same effect as if each of such separate but related agreements were separately signed.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above and binding on each party from and after the date such party executes this Agreement or a counterpart hereof.

COMPANY:

LABSTYLE INNOVATIONS CORP.

By: /s/ Oren Fuerst________________________

Name: Oren Fuerst

Title: Chief Executive Officer

PLACEMENT AGENT:

SPENCER TRASK VENTURES, INC.

By: /s/ John Heidenreich____________________

Name: John Heidenreich

Title: President

FOUNDING STOCKHOLDERS:

/s/ David Weintraub_______________________

David Weintraub

STRATEGIC MODELS, LLC

By: /s/ Oren Fuerst________________________

Name: Oren Fuerst

Title: Managing Member

/s/ Meir Plevinski__________________________

Meir Plevinski

[Signature Pages Continue]

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/s/ Dov Oppenheim____________________

Dov Oppenheim

/s/ Shilo BenZeev_____________________

Shilo BenZeev

/s/ Soshana Friedman __________________

Soshana Friedman

/s/ Irena Cohen / /s/ Eyal Cohen__________

Irena and Eyal Cohen, JTWRS

/s/ Yaniv Michaeli_____________________

Yaniv Michaeli

[End of Signatures Pages to Investor Rights Agreement]

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